Exhibit 1(b)

                        CITIGROUP ALTERNATIVE INVESTMENTS
                     MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC


                     (A DELAWARE LIMITED LIABILITY COMPANY)


         THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT




         THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of CITIGROUP ALTERNATIVE INVESTMENTS MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC (the "Company") is dated as of _____ __, 2006.

                              W I T N E S S E T H:

         WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to a Certificate of Formation dated and filed with the Secretary of State of the State of Delaware on August 16, 2002 (as modified by a Certificate of Correction dated and filed with the Secretary of State of the State of Delaware on October 9, 2003) (the "Certificate");

         WHEREAS, the Company commenced operations as of November 19, 2002 pursuant to an initial Limited Liability Company Agreement of the Company (the "Initial Agreement") dated as of such date by and among Charles Hurty, Janet Holmes, Steven Krull, David Scudder and Clifford De Souza as the Directors, and AMACAR Partners, Inc. as the managing member;

         WHEREAS, the Directors of the Company amended and restated the Initial Agreement under the authority granted them pursuant to Article 9.1(a) thereof by the adoption of the First Amended and Restated Agreement (the "First Amended and Restated Agreement") dated as of November 7, 2003;

         WHEREAS, the Directors of the Company amended and restated the First Amended and Restated Agreement under the authority granted them pursuant to
Article 9.1(a) thereof, and since [September 1], 2005 the Company has operated pursuant to a Second Amended and Restated Limited Liability Company Agreement (the "Second Amended and Restated Agreement") dated as of such date;

         WHEREAS, in connection with the proposed merger of the Company with Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios (Series M) LLC ("Successor Multi-Strategy Series M") contemplated by Section 9.9(b) hereof, the Directors of the Company have amended the Second Amended and Restated Agreement under the authority granted them pursuant to Section 9.1(a) thereof, with the notice contemplated by Section 9.1(e) thereof having been or to be given (in a Proxy Statement on SEC Form N-14) on or about September 1, 2006; and

         WHEREAS, that Second Amended and Restated Agreement accordingly is being amended and restated by this Agreement to document the authority of the duly authorized representatives of the Company described in Section 9.9(b) hereof in connection with the aforementioned merger and to effect certain other amendments as hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         "Administrator" means the person who provides administrative services to the Company pursuant to an administrative services agreement.

         "Adviser" means a person who at any particular time serves as an investment adviser to the Company or any Series thereof pursuant to an Investment Advisory Agreement. The sole initial Adviser to the Company and each Series is Citigroup Alternative Investments LLC.

         "Affiliate" means an affiliated person of a person as such term is defined in the 1940 Act.

         "Agreement" means this Third Amended and Restated Limited Liability Company Agreement, as amended from time to time.

         "Board of Directors" means the Board of Directors established pursuant to Section 2.6 of this Agreement.

         "Certificate" means the Certificate of Formation of the Company and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

         "Closing Date" means the first date on or as of which a Shareholder other than the Managing Member was admitted to the Company, which date was January 2, 2003.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor law.

         "Company" means Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC.

         "Delaware Act" means the Delaware Limited Liability Company Act, as in effect on the date hereof and as amended from time to time, or any successor law.

         "Direct Allocation Subadvisers" means (i) those Investment Managers for which a separate investment vehicle has been created as to which the Investment Manager (or an Affiliate) serves as general partner or managing member and/or the Company is the sole limited partner/shareholder and (ii) those Investment Managers who manage Company assets directly through a separate managed account.


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


         "Director" means an individual designated as a Director of the Company pursuant to the provisions of Section 2.6 of this Agreement and who serves on the Board of Directors of the Company.

         "First Amended and Restated Agreement" means the predecessor to the Second Amended and Restated Limited Liability Company Agreement, as executed on November 7, 2003.

         "Fiscal Year" means the period originally commencing on the Closing Date and ending on March 31, 2003, and thereafter each 12-month period ending on March 31 of the next succeeding year (or on the date of a final distribution pursuant to Section 7.2 hereof), unless the Board of Directors shall elect another fiscal year for the Company.

         "Form N-2" means the Company's registration statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

         "Independent Directors" means those Directors who are not "interested persons" of the Company, as such term is defined in the 1940 Act.

         "Initial Agreement" means the predecessor to the First Amended and Restated Agreement, as initially executed on November 19, 2002.

         "Insurance" means one or more "key man" insurance policies on the life of any principal or member of the Adviser, the benefits of which are payable to the Company.

         "Investment Advisory Agreement" means a separate written agreement entered into by the Company pursuant to which the Adviser provides Management Services to the Company or any Series.

         "Investment Fund" means unregistered investment funds and registered investment companies.

         "Investment Managers" means investment advisers (which may include the Adviser) who enter into advisory agreements to manage a designated portfolio of investments for the Company or who manage Investment Funds in which one or more Series have invested.

         "Management Services" means such investment advisory and other services as the Adviser is required to provide to the Company or any Series pursuant to an Investment Advisory Agreement.

         "Managing Member" means AMACAR Partners, Inc. in its capacity as the former managing member of the Company.

         "Net Assets" means the total value of all assets of a Series, less an amount equal to all accrued debts, liabilities, obligations and reserves of (or allocable to) the Series, calculated before giving effect to any repurchases of Shares of the Series as of the date of calculation.

         "1940 Act" means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.


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


         "Second Amended and Restated Agreement" means the predecessor to this Third Amended and Restated Limited Liability Company Agreement, as originally effective on or about [September 1], 2005.

         "Securities" means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.

         "Series" means a separate series of Shares designated by the Company as such in accordance with Section 18-215 of the Delaware Act and issued by the Company in accordance with Section 2.12 hereof.

         "Shareholder" means any person who shall have been admitted to the Company as a member (including any Director in such person's capacity as a member of the Company) until the Company has repurchased all Shares held by such person pursuant to Section 4.5 hereof or a substituted member or members has been admitted with respect to all of such person's Shares pursuant to Section
4.4 hereof; such term includes the Adviser, in its capacity as a member of the Company, to the extent the Adviser holds Shares and shall have been admitted to the Company as a member. Persons seeking to be admitted to the Company as members, or seeking to purchase additional Shares of the Company pursuant to
Section 5.1 hereof, shall be required to submit such subscription materials as the Company shall require from time to time and to make the representations set forth in Appendix A attached hereto relating to satisfaction of the Company's "accreditation" and other eligibility standards.

         "Shares" means the transferable units of interest into which the limited liability company interests attributable to each Series shall be divided from time to time and include fractions of Shares as well as whole Shares. Shares include those Shares issued as a result of the redenomination of the "Units" previously issued by the Company under the Initial Agreement and the First Amended and Restated Agreement, such redenomination having been effected in connection with the Subchapter M Transition.

         "Subchapter M Transition" means, as to a Series, that close of the Series' books as a partnership for Federal tax purposes having occured on (or on the day before) the effective date of the Series' election to be treated as a corporation for Federal tax purposes.

         "Transfer" means the assignment, transfer, sale, encumbrance, pledge or other disposition of one or more Shares.

         "Valuation Date" means the date as of which each Series is directed by the Board of Directors to determine the value of its Net Assets, which shall include, but not be limited to, any date as of which the Series values Shares for purposes of determining the price at which the Shares are to be purchased by the Series in an offer made pursuant to Section 4.5 hereof.


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


                                   ARTICLE II

                     ORGANIZATION; ADMISSION OF SHAREHOLDERS

         SECTION 2.1. FORMATION OF LIMITED LIABILITY COMPANY

         Each member of the Board of Directors shall be designated an "authorized person" within the meaning of the Delaware Act, and any Director may execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company. The parties hereto hereby ratify Nathan Greene as an "authorized person" within the meaning of the Delaware Act for the exclusive purpose of executing, delivering and filing the Certificate with the Secretary of State of the State of Delaware.

         SECTION 2.2. NAME.

         The name of the Company shall be "CITIGROUP ALTERNATIVE INVESTMENTS MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC" or such other name as the Board of Directors may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Shareholder.

         SECTION 2.3. PRINCIPAL AND REGISTERED OFFICE.

         The Company shall have its principal office at 731 Lexington, 28th Floor, New York, New York 10022, or at such other place designated from time to time by the Board of Directors.

         The Company shall have its registered office in Delaware at 1209 Orange Street, Wilmington, Delaware 19801, and shall have The Corporation Trust Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.

         SECTION 2.4. DURATION.

         The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 7.1 hereof. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Delaware Act. A Director or any designated officer of the Company shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New York and in any other jurisdiction in which the Company may wish to conduct business.


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         SECTION 2.5. OBJECTIVE AND BUSINESS OF THE COMPANY.

         (a) The objective and business of the Company is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Company may carry out its activities directly or indirectly through the purchase of interests in Investment Funds. Notwithstanding any provision of this Agreement to the contrary, the Company, and each Director on behalf of the Company, may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions that may in the opinion of the Board of Directors be necessary or advisable to carry out its objective or business.

         (b) The Company and each Series, as applicable, shall operate as a closed-end, nondiversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

         SECTION 2.6. BOARD OF DIRECTORS.

         (a) The Directors currently serving on the Board of Directors are Charles Hurty, Steven Krull, and Raymond Nolte. The Board of Directors may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors to the Board of Directors by Shareholders, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Company. The number of Directors shall be fixed from time to time by the Board of Directors.

         (b) Subject to any maximum term of service, required age of retirement or similar limitation that the Board of Directors may establish from time to time, each Director shall serve on the Board of Directors for the duration of the term of the Company, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Directors then serving would have been elected by the Shareholders. The Board of Directors may call a meeting of Shareholders to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Shareholders cease to constitute a majority of the Directors then serving on the Board of Directors.

         (c) Each director shall be a "Manager" of the Company for purposes the Delaware Act.

         (d) In the event that no Director remains to continue the business of the Company, the Adviser shall promptly call a meeting of the Shareholders, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Directors to the Board of Directors. If the Shareholders shall determine at such meeting not to continue the business of the Company or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Company shall be dissolved pursuant to Section 7.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 7.2 hereof.


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         SECTION 2.7. SHAREHOLDERS.

         The Company may offer Shares of any Series for purchase by investors in such manner and at such times as may be determined by the Board of Directors. All subscriptions for Shares are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any. Subject to the foregoing terms, Shareholders may be admitted to the Company subject to the condition that each such Shareholder shall execute an appropriate signature page of this Agreement or of the Company's subscription agreement pursuant to which such Shareholder agrees to be bound by all the terms and provisions hereof. The Board of Directors may, in its sole discretion, reject any subscription for Shares. The Board of Directors may, in its sole discretion, suspend subscriptions for Shares at any time. The admission of any person as a Shareholder shall be effective upon the revision of the books and records of the Company to reflect the name and the purchase of Shares of the Company of such additional Shareholder. Shareholders will be admitted separately to each Series in accordance with the subscription agreement executed by the Shareholder and accepted by the Company. No act, vote or approval of any Shareholder of the Company is required to admit a new Shareholder in accordance with this Section 2.7.

         SECTION 2.8. [Removed and Reserved].

         SECTION 2.9. [Removed and Reserved].

         SECTION 2.10. BOTH DIRECTORS AND SHAREHOLDERS.

         A Shareholder may at the same time be a Director and a Shareholder, in which event such Shareholder's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

         SECTION 2.11. LIMITED LIABILITY.

         (a) Except as otherwise provided in this Agreement or the Delaware Act, the debts, obligations and liabilities of the Company or a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company or such Series, as the case may be, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company or such Series solely by reason of being a Shareholder.

         (b) Except as provided under applicable law, a Director shall not be liable for the Company's debts, obligations and liabilities solely by reason of being a Director of the Company.

         SECTION 2.12. SERIES.

         (a) Shares shall be issued in one or more Series having separate rights, powers or duties with respect to specified property or obligations or profits and losses associated with specified property or obligations and, to the extent provided in this Agreement and a Separate Series Agreement (as hereinafter defined), having a separate business purpose or investment objective. A Shareholder may be a member of one or more Series. Unless otherwise required by the 1940


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Act, the Board of Directors may, in its sole discretion, establish a Series without consulting the Shareholders or any other person.

         (b) Expenses specific to a Series shall be allocated entirely to such Series. Expenses of the Company not attributable to any particular Series shall be allocated among the Series on an equitable basis approved by the Board of Directors (such as on the basis of relative net asset values of the Series).

         (c) The debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of such Series. The Company shall identify on its books and records the assets and liabilities attributable to each Series in accordance with section 18-215 of the Delaware Act.

         (d) The terms of each Series shall be as set forth in this Agreement (as the same may be amended from time to time) and a separate agreement (a "Separate Series Agreement"), substantially in the form of Appendix B attached hereto, shall be executed by the Shareholders participating in the related Series. To the extent that a Separate Series Agreement conflicts with this Agreement, this Agreement shall control.

         (e) Notwithstanding any other provision contained in this Agreement, if the Board of Directors causes the Company to issue additional Shares, or establishes new Series of Shares, then the Board of Directors, without the act, vote or consent of the Shareholders or any other person, shall make such revisions to this Agreement and to the Certificate of Formation of the Company, as it deems necessary to reflect the issuance of such additional Shares or the establishment of such Series.

                                  ARTICLE III

                                   MANAGEMENT

         SECTION 3.1. MANAGEMENT AND CONTROL.

         (a) Management and control of the business of the Company and each Series shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Company and in its name, and on behalf of and in the name of each Series, to exercise all rights, powers and authority of "Managers" of a limited liability company under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Director shall have the authority individually to act on behalf of or to bind the Company or any Series except within the scope of such Director's authority as delegated by the Board of Directors. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act


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that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. Subject to Section 2.6 hereof, during any period in which the Company shall have no Directors, the Adviser shall continue to serve as the Adviser to the Company and to provide the Management Services to the Company.

         (b) The Board of Directors shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Company or any Series under any provisions of the Code or any other revenue laws.

         (c) Shareholders shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company or any Series. Shareholders shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act. Voting shall be conducted on a Series-by-Series basis with respect to matters as to which such voting is permitted under the 1940 Act and the Delaware Act.

         (d) The Board of Directors may delegate to any other person any right, power and authority vested by this Agreement in the Board of Directors to the extent permissible under applicable law.

         (e) Notwithstanding anything to the contrary contained in this Agreement, the Company, and any Director or duly authorized officer or manager on behalf of the Company, acting singly or collectively, is hereby authorized to
(i) form as a subsidiary of Multi-Strategy Series M that Successor Multi-Strategy Series M contemplated by the preamble to this Agreement, (ii) contribute all or any portion of the assets of Multi-Strategy Series M to such Successor Multi-Strategy Series M, and (iii) liquidate Multi-Strategy Series M and distribute its assets to Shareholders of Multi-Strategy Series M, all without any further act, vote or approval of any Shareholder, Director or any other person or entity. Further, each such person, singly or collectively, is hereby authorized to execute, deliver, perform and, as appropriate, file with any applicable regulatory authority any and all documents, agreements (including an Agreement and Plan of Reorganization and Merger), certificates, share or other registrations, or financing statements, all as contemplated by or related to the foregoing transactions described in this Section 3.1(e) and that merger transaction contemplated by the preamble hereto and Section 9.9(b) hereof and all (excepting performance of such merger, which is subject to the approval requirements described in Section 9.9(b) hereof) without any further act, vote or approval of any Shareholder, Director or any other person or entity. For the avoidance of doubt, the foregoing authorization shall not be deemed a restriction on the powers of a Director or duly authorized officer or manager on behalf of the Company to enter into other agreements on behalf of the Company.

         SECTION 3.2. ACTIONS BY THE BOARD OF DIRECTORS.

         (a) Unless provided otherwise in this Agreement, the Board of Directors shall act only: (i) by the affirmative vote of a majority of the Directors (including the vote of a majority of the Independent Directors if required by


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the 1940 Act) present at a meeting duly called at which a quorum of the
Directors shall be present (in person or, if in-person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

         (b) The Board of Directors may designate from time to time a principal Director who shall preside at all meetings (the "Chair"). Meetings of the Board of Directors may be called by or at the direction of the Chair or by or at the direction of any two Directors, and may be held on such date and at such time and place as the Board of Directors shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone except where in-person attendance at a meeting is required by the 1940 Act. A majority of the Directors shall constitute a quorum at any meeting.

         SECTION 3.3. MEETINGS OF SHAREHOLDERS.

         (a) Actions requiring the vote of the Shareholders may be taken at any duly constituted meeting of the Shareholders at which a quorum is present. A meeting may be limited to Shareholders holding Shares of one or more Series. Meetings of the Shareholders may be called by the Board of Directors or by Shareholders holding at least a majority of the total number of votes eligible to be cast by Shareholders at such meeting, and may be held at such time, date and place as the Board of Directors shall determine. The Board of Directors shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Shareholder entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Shareholder shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Shareholders at a meeting. The presence in person or by proxy of Shareholders holding a majority of the total number of votes eligible to be cast by all Shareholders as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Shareholders may be adjourned by action of a majority of the Shareholders present in person or by proxy without additional notice to the Shareholders. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates for Director receiving a plurality of the votes cast at any meeting of all Shareholders shall be elected as Directors and (ii) all other actions of Shareholders taken at a meeting shall require the affirmative vote of Shareholders holding a majority of the total number of votes eligible to be cast by those Shareholders who are present in person or by proxy at such meeting.

         (b) Each Shareholder shall be entitled to cast at any meeting of Shareholders that number of votes attaching to the Shareholder's Shares in accord with Section 6.2(b)(6) hereof as of the record date for such meeting. The Board of Directors shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Shareholders to determine eligibility to vote at such meeting and the number of votes that each Shareholder will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Shareholder and the number of votes that each Shareholder will be entitled to cast at the meeting.

         (c) A Shareholder may vote at any meeting of Shareholders by a proxy properly executed in writing by the Shareholder and filed with the Company before or at the time of the meeting. A


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proxy may be suspended or revoked, as the case may be, by the Shareholder executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Shareholder executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Shareholders that is permitted to be taken at a meeting of the Shareholders may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Shareholders holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

         SECTION 3.4. CUSTODY OF ASSETS OF THE COMPANY.

         The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules there under.

         SECTION 3.5. OTHER ACTIVITIES OF SHAREHOLDERS AND DIRECTORS.

         (a) The Directors shall not be required to devote full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

         (b) Any Shareholder or Director, and any Affiliate of any Shareholder or Director, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, notwithstanding any provision to the contrary at law or in equity, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Shareholder or Director shall have any rights in or to such activities of any other Shareholder or Director, or any profits derived therefrom.

         SECTION 3.6. DUTY OF CARE.

         (a) To the fullest extent permitted by law, no Director, officer of the Company, nor the Managing Member shall be liable to the Company or to any of its Shareholders for any loss or damage occasioned by any act or omission in the performance of his, her or its services under this Agreement (or any predecessor agreement hereto), unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is directly and solely due to an act or omission of such Director, officer or Managing Member constituting bad faith or gross negligence involved in the conduct of such Director's, officer's or Managing Member's office.

         (b) Shareholders not in breach of any obligation hereunder or under any agreement pursuant to which the Shareholder subscribed for Shares shall be liable to the Company, any Shareholder or third parties only as provided under the Delaware Act and applicable law.

         SECTION 3.7. INDEMNIFICATION.


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


         (a) To the fullest extent permitted by law, the Company shall, subject to Section 3.7(b) hereof, indemnify each Director, officer of the Company and the Managing Member (including for this purpose his, her or its executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable fees and disbursements of counsel, accountants or other professionals incurred in connection with the investigation, defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director, officer of the Company or the Managing Member or the past or present performance of services to the Company by such indemnitee under this Agreement (or any predecessor agreement hereto), except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits from which there is no further right to appeal in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of bad faith or gross negligence involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed to provide for indemnification for any liability (including liability under federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

         (b) Expenses, including reasonable fees and disbursements of counsel, accountants or other professionals, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (ii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

         (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court (or by any other body) before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Shareholders by reason of bad faith or gross negligence involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Company by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in or not opposed to the best interests of the Company and that such indemnitee is not liable to the Company or its Shareholders by reason of bad faith or gross negligence involved in the conduct of such indemnitee's office, or (ii) the Board of Directors secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Shareholders to which such indemnitee would otherwise be subject by reason of bad faith or gross negligence involved in the conduct of such indemnitee's office.

         (d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits from which there is no further right to appeal in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Shareholders by reason of bad faith or gross negligence involved in the conduct of such indemnitee's office. In (i) any suit brought by a Director (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Director or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Director or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Shareholder acting derivatively or otherwise on behalf of the Company or its Shareholders).

         (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Shareholder shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

         (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Director or other person.

         SECTION 3.8. FEES, EXPENSES AND REIMBURSEMENT.

         (a) So long as the Administrator provides administrative services to the Company, it shall be entitled to receive fees for such services as may be agreed to by the Administrator and the Company pursuant to an administrative services agreement.

         (b) The Board of Directors may cause the Company to compensate each Director for his or her services as such. In addition, the Directors shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

         (c) The Company shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement or by the Administrator pursuant to the agreement referred to in Section 3.8(a) hereof. Expenses to be borne by the Company include, but are not limited to, organizational (including costs and expenses related to registration of the Company), offering and investment-related expenses (such as fees and expenses charged by the Investment Managers and Investment Funds, placement fees, interest on indebtedness, administrative fees and expenses, custodial fees and expenses, bank service fees, other expenses related to the purchase, sale or transmittal of Company investments), fees for data and software providers, research expenses, professional fees (including, without limitation, expenses of consultants and experts relating to investments), legal expenses, internal and external accounting, audit and tax preparation expenses, corporate licensing, Board of Directors' fees and expenses, including travel, insurance and other expenses associated with the operation of the Company, and fees and disbursements of any third party vendor performing tax compliance services. The Company also shall bear all taxes to which the Company may be subject, directly or indirectly and whether in the United States, any State thereof or any other U.S. or non-U.S. jurisdiction. In addition, the Company will bear any fees payable to the Adviser pursuant to the Investment Advisory Agreement. The Adviser shall be entitled to reimbursement from the Company for any of the above expenses that it pays on behalf of the Company.

         (d) Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner or investment adviser, purchase Insurance in such amounts, from such insurers and on such terms as the Board of Directors shall determine.

                                   ARTICLE IV

           TERMINATION OF STATUS OR REMOVAL OF ADVISER AND DIRECTORS;
                           TRANSFERS AND REPURCHASES

         SECTION 4.1. TERMINATION OF STATUS OF THE ADVISER.

         The status of the Adviser shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Company does not enter into a new Investment Advisory Agreement with the Adviser, effective as of the date of such termination.

         SECTION 4.2. TERMINATION OF STATUS OF A DIRECTOR.

         The status of a Director shall terminate if the Director (i) shall die;
(ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days' prior written notice to the other Directors, or such lesser notice period agreeable to the other Directors); (iv) shall be removed pursuant to Section 4.3; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder;
(vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Director; or (viii) shall otherwise cease to be a Director of the Company under the Delaware Act.

         SECTION 4.3. REMOVAL OF A DIRECTOR.

         Any Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or
(b)(i) the vote, if at a meeting, of Shareholders holding a majority of the outstanding voting securities or (ii) written consent of Shareholders holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Shareholders for the election of Directors. For this purpose, the vote of a majority of the outstanding voting securities means, unless otherwise defined by the 1940 Act, the vote, at an annual or a special meeting of Shareholders, of 67% or more of the total number of votes eligible to be cast by all Shareholders present at the meeting, if the holders of more than 50% of the total number of votes eligible to be cast by all Shareholders are present or represented by proxy, or of more than 50% of the total number of votes eligible to be cast by all Shareholders, whichever is less.

         SECTION 4.4. TRANSFER OF SHARES.

         (a) To the fullest extent permitted by law, Shares of a Shareholder may be transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Shareholder or (ii) with the written consent of the Administrator, as authorized by the Board of Directors (which consent may be withheld in the Administrator's sole discretion). In no event, however, will any transferee or assignee be admitted as a Shareholder without the consent of the Board of Directors (or its delegate), which may be withheld in the sole discretion of the Board of Directors (or such delegate). To the fullest extent permitted by law, any pledge, transfer, or assignment not made in accordance with this Section 4.4 will be void.

         (b) The Administrator may not consent to a Transfer of all or any Shares held by a Shareholder unless: (i) the transferee benefiting from such Transfer is a person whom the Company believes is an accredited investor, as such term is defined in Regulation D under the Securities Act of 1933 or any successor thereto; and (ii) all Shares held by a Shareholder are to be Transferred to a single transferee or, after the Transfer of less than all Shares, the value of the Shares held by each of the transferee and the transferor would not be less than $25,000 (or such lower amount equal to the transferor's initial Share balance in the particular Series). Any transferee that acquires Shares by operation of law as the result of the death, divorce, bankruptcy, insolvency or dissolution of a Shareholder or otherwise shall be entitled to the rights of redemption or repurchase and of dividends or other distributions attaching to such Shares and to Transfer such Shares in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Shareholder unless and until such transferee becomes a substituted Shareholder. If a Shareholder transfers Shares with the approval of the Board of Directors (or its delegate), the Board of Directors shall promptly take all necessary actions so that such transferee is admitted to the Company as a Shareholder. Each Shareholder effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.

         (c) Each Shareholder shall indemnify and hold harmless the Company or the particular Series, each member of the Board of Directors, the Adviser, each other Shareholder and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Shareholder in violation of this Section 4.4 and (ii) any misrepresentation by such Shareholder (or such Shareholder's transferee) in connection with any such Transfer.

         SECTION 4.5. REPURCHASE OF SHARES.

         (a) Except as otherwise provided in this Agreement, no Shareholder or other person holding Shares shall have the right to require the Company to redeem its Shares. The Board of Directors from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine (subject to the 1940 Act and other applicable law), may cause the Company to offer to repurchase Shares pursuant to written tenders. Each such tender offer may be limited to Shares of one or more Series and may be limited in amount (for example, to not more than 10% of the outstanding Shares of a particular Series). In determining whether to cause the Company to offer to make such repurchases, the Board of Directors shall consider the recommendation of the Adviser, and shall also consider the following factors, among others:

                  (1) whether any Shareholders have requested to tender Shares of a Series to the Company;

                  (2) the liquidity of the Series' assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Investment Managers);

                  (3) the investment plans and working capital requirements of the Series;

                  (4) the relative economies of scale of the tender offer with respect to the size of the Series;

                  (5) the history of the Company in making such repurchases;

                  (6) the availability of information as to the value of a Series' interests in underlying Investment Funds;

                  (7) the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

                  (8) the anticipated tax consequences to the Series of any such proposed repurchases.

The Board of Directors shall cause the Company to repurchase Shares only pursuant to written tender offers and only on terms it determines to be fair to the Company and to all Shareholders (including persons holding Shares as may be acquired from Shareholders), as applicable.

         (b) A Shareholder who tenders for repurchase only a portion of such Shareholder's Shares shall be required to maintain a Share balance as to the relevant Series with a net asset value equal to at least $25,000 (or such lower amount equal to the Shareholder's initial Share balance as to the relevant Series) after giving effect to the repurchase. If a Shareholder tenders an amount that would cause the Shareholder's Share balance as to a Series to fall below the required minimum following completion of the repurchase, the Administrator (as authorized by the Board of Directors) reserves the right to reduce the amount to be purchased from the Shareholder pursuant to the tender so that the required minimum balance is maintained or to cause the Company to repurchase all the Shareholder's Shares in the particular Series.

         (c) The Adviser may tender its Shares as a Shareholder under Section 4.5(a) hereof.

         (d) The Board of Directors may cause the Company to repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder in the event that the Administrator in its sole discretion (as authorized by the Board of Directors) determines that:

                  (1) such Shares have been transferred in violation of this
         Section 4.5, or such Shares have vested in any person other than by operation of law as the result of the death, divorce, dissolution, bankruptcy or incompetence of a Shareholder;

                  (2) ownership of such Shares by a Shareholder or other person is likely to cause the Company or a Series to be in violation of, or require registration of any Shares under, or subject the Company or a Series to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

                  (3) continued ownership of such Shares by a Shareholder may be harmful or injurious to the business or reputation of the Company, a Series, the Board of Directors, the Adviser or any of their affiliates, or may subject the Company, or a Series or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

                  (4) any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true;

                  (5) with respect to a Shareholder subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations or ERISA (collectively, "Special Laws or Regulations"), such Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

                  (6) it would be in the best interests of the Company or the particular Series for the Company to repurchase such Shares.

         (e) Repurchases shall be effective after receipt and acceptance by the Company of all eligible written tenders of Shares from Shareholders and, unless otherwise determined by the Board of Directors from time to time, shall be subject to the following repurchase procedures:

                  (1) Members choosing to tender Shares for repurchase must do so by the 25th day of the second month prior to that containing the date as of which Shares are to be repurchased (the "Notice Date"). (For example, the Notice Date for a repurchase offer having a December 31 repurchase date would be October 25.) Shares (or portions thereof) will be valued as of the Valuation Date (which date, unless otherwise determined by the Board of Directors, shall be the last business day of March, June, September or December, as applicable). Tenders generally are not revocable following the Notice Date;

                  (2) promptly after accepting any tender, the Company will give to each Member a promissory note (the "Promissory Note") entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the Member's Shares accepted for repurchase; and

                  (3) the Promissory Note will be non-interest bearing and nontransferable. Payment in respect of the Promissory Note will be made as of the later of (i) a period of within 30 days after the Valuation Date, and (ii) if a Series has requested withdrawal of its capital from one or more Investment Funds in order to fund the repurchase of Shares of such Series, within ten business days after the Series has received at least 90% of the aggregate amount withdrawn from such Investment Funds.

Notwithstanding anything in the foregoing to the contrary, the Board of Directors, in its discretion, may pay all or any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased.

                                    ARTICLE V

                                     CAPITAL

         SECTION 5.1. [Removed and Reserved].

         SECTION 5.2. RIGHTS OF SHAREHOLDERS TO CAPITAL.

         No Shareholder shall be entitled to interest on any Share purchase, nor shall any Shareholder be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of such Shareholder's Shares pursuant to Section 4.5 hereof or (ii) upon the liquidation of the Company's assets pursuant to Section 7.2 hereof. No Shareholder shall be liable for the return of any such amounts. No Shareholder shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

         SECTION 5.3. [Removed and Reserved].

         SECTION 5.4. [Removed and Reserved].

         SECTION 5.5. [Removed and Reserved].

         SECTION 5.6. RESERVES.

         (a) All provisions under Section 5.6 of the First Amended and Restated Agreement (also under the heading "Reserves") shall be understood as terminated as of the date of the Subchapter M Transition, with no further rights on the part of any Shareholder to specific credits with respect to reductions in previously established reserves for the liabilities of the Company or of one or more Series and no further rights on the part of the Company or a Series to collections from Shareholders with respect to increases in previously established reserves for Company or Series liabilities.

         (b) Also as of the date of the Subchapter M Transition all matters relating to Company or Series reserves of the nature contemplated by the preceding clause (a) shall be governed solely by Section 6.2(b)(2) hereof.


         SECTION 5.7. [Removed and Reserved].

         SECTION 5.8. [Removed and Reserved].

         SECTION 5.9. WITHHOLDING.

         (a) The Board of Directors may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes with respect to any Shareholder to the extent required by the Code or any other applicable law.

         (b) For purposes of this Agreement, any taxes so withheld by the Company with respect to any Shareholder shall be deemed to be a distribution to such Shareholder, reducing the amount otherwise distributable to such Shareholder pursuant to this Agreement.

         (c) The Board of Directors shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder that may be eligible for such reduction or exemption. To the extent that a Shareholder claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Shareholder shall furnish the Board of Directors with such information and forms as such Shareholder may be required to complete when necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Shareholder represents and warrants that any such information and forms furnished by such Shareholder shall be true and accurate and agrees to indemnify the Company and each of the Shareholders from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

         SECTION 5.10. [Removed and Reserved].

                                   ARTICLE VI

                                     SHARES

         SECTION 6.1. [Removed and Reserved]

         SECTION 6.2. Shares

         (a) (1) The number of the Company's authorized Shares and the number of Shares that may be issued is unlimited, and, subject to Section 2.7 hereof and
Section 6.2(b)(7) hereof, the Directors may issue Shares for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), or may reduce the number of issued Shares in proportion to the relative net asset value of the Shares then outstanding, all without action or approval of the Shareholders. All such Shares shall have $0.00001 par value per Share. All Shares when so issued on the terms determined by the Directors shall be fully paid and non-assessable. The Directors may hold any Shares reacquired by the Company as treasury Shares, reissue such Shares for such consideration and on such terms as they may determine, or cancel such Shares, at their discretion from time to time. Shares may be issued in one or more Series pursuant to Section 2.11 hereof.

         (2) In accordance with Section 2.10 hereof, any Adviser or Director, officer or other agent of the Company (including, without limitation, the Administrator), and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series of the Company to the same extent as if such person were not a Director, officer or other agent of the Company; and the Company may issue and sell or cause to be issued and sold and may purchase Shares from any such person or any such organization subject only to the limitations, restrictions or other provisions applicable to the sale or purchase of Shares generally.

         (3) Shares shall not be represented by certificates, but only by notation on the Share records of each Series of the Company, as kept by the Company or by any transfer or similar agent, as the case may be. The Share records of such Series, whether maintained by the Company or any transfer or similar agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each such person.

         (b) (1) All consideration received by the Company for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Series generally and not to the account of any particular Shareholder or holder of Shares, subject only to the rights of creditors, and shall be so recorded upon the books of account of such Series.

         (2) The liabilities, expenses, costs and charges (including any reserves as may be established from time to time) attributable to each Series shall be charged and allocated to such Series generally and not to the account of any particular Shareholder or holder of Shares and shall be so recorded upon the books of account of such Series.

         (3) Dividends and distributions on Shares may be paid to the Shareholders or holders of Shares of a Series, with such frequency as the Directors may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Directors may determine, from such of the income, capital gains accrued or realized, and capital and surplus, after providing for actual and accrued liabilities of such Series. All dividends and distributions on Shares of a Series shall be distributed pro rata to the Shareholders or other holders of Shares in such Series in proportion to the number of Shares held by such persons at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Directors may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Directors under such program or procedure. Dividends and distributions on Shares may be made in cash or Shares or a combination thereof as determined by the Directors or pursuant to any program that the Directors may have in effect at the time for the election by each Shareholder or other holder of Shares of the mode of the making of such dividend or distribution to that person. Any dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 8.3 hereof. Notwithstanding anything in this Agreement to the contrary, the Directors may at any time declare and distribute a dividend of stock or other property pro rata among the Shareholders or other holders of Shares at the date and time of record established for the payment of such dividends or distributions.

         (4) Notwithstanding any provision to the contrary contained in this Agreement, the Directors shall not be permitted to make a distribution to the Shareholders on account of their interest in the Company with respect to a Series if such distribution would violate the Delaware Act or any other applicable law.

         (5) In the event of the liquidation or dissolution of the Company or a Series, the Shareholders or other holders of Shares shall be entitled to receive assets of the Company or such Series as set out in this Section 6.2(b)(5). Upon the liquidation or dissolution of the Company or such Series, the Directors shall make provisions for the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of the Company's or such Series' outstanding obligations, taxes and other liabilities, accrued or contingent in accordance with the Delaware Act. Any remaining assets (which may, in the discretion of the Directors, include assets distributed in-kind valued at their date of distribution in accordance with Section 8.3 hereof) shall be distributed among the Shareholders or other holders of Shares of such Series in proportion to the relative number of Shares held by such persons in such Series.

         (6) Shares shall be transferable only in accordance with Section 4.4 hereof.

         (7) Except as provided herein, each Share shall represent an equal proportionate interest in the Company with respect to the relevant Series, and each Share shall be equal with respect to net asset value per Share as against each other Share within the same Series. The rights attaching to all Shares of a Series shall be identical as to right of redemption or repurchase by the Series, dividends and other distributions (whether or not on liquidation), and voting rights (the vote attaching to each Share or fraction thereof being equal to the dollar value of the same as of the record date for any such vote, if such record date is a Valuation Date, or if such record date is not a Valuation Date, the Valuation Date most recently preceding such record date). The Directors may from time to time divide or combine the Shares of a Series into a greater or lesser number of Shares provided that such division or combination does not change the proportionate interest in the Company with respect to the relevant Series of any Shareholder or other holder of Shares or in any way affect the rights of Shares.

         (8) The Directors, subject to Section 2.7 hereof, may accept investments in a Series of the Company by way of Share purchase, from such persons, on such terms (including minimum purchase amounts) and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize or determine. Such investments may be in the form of cash, Securities or other property in which such Series is authorized to invest, hold or own, valued as provided in Section 8.3 hereof. The Directors may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such authorized terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

         (9) Shares may be issued as fractions thereof. Any fractional Share, if outstanding, shall carry proportionately all the rights and obligations of a whole Share, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of a Series or of the Company. Fractions of Shares shall be calculated to three decimal points.

                                  ARTICLE VII

                           DISSOLUTION AND LIQUIDATION

         SECTION 7.1. DISSOLUTION.

         The Company or a Series shall be dissolved:

         (1) upon the affirmative vote to dissolve the Company or such Series by: (i) a majority of the Board of Directors (including a majority of the Independent Directors) or (ii) Shareholders holding at least two-thirds (2/3) of the total number of votes eligible to be cast with respect to the Company or the particular Series, as applicable; or

         (2) as required under the Delaware Act.

         In addition, a Series will be dissolved if (i) any Shareholder has submitted a written request, in accordance with Section 4.5, to tender all of its Shares for repurchase by the

Company and has not been given the opportunity to tender all such Shares within a period of two years after such request (whether in a single repurchase offer or multiple offers within the two-year period); and (ii) such Shareholder delivers a written notice of intent to dissolve the Series to the Board of Directors prior to the expiration of such two-year period.

         Dissolution of the Company or a Series shall be effective on the day on which the event giving rise to the dissolution shall occur, but the existence of the Company or such Series as separate legal entity shall not terminate until the assets of the Company or such Series have been liquidated in accordance with
Section 7.2 hereof and the Certificate has been canceled.

         SECTION 7.2. WINDING UP.

         (a) Upon the dissolution of the Company or a Series as provided in
Section 7.1 hereof, the Board of Directors shall promptly appoint the Administrator as the liquidating trustee and the Administrator shall wind up the business and administrative affairs of the Company, except that if the Board of Directors does not appoint the Administrator as the liquidating trustee or the Administrator is unable to perform this function (or to designate an appropriate delegate to do so), a liquidating trustee elected by Shareholders holding a majority of the total number of votes eligible to be cast shall promptly wind up the business and administrative affairs of the Company.

         (b) The proceeds from liquidation shall be distributed as contemplated by Section 6.2(b)(4) hereof.

                                  ARTICLE VIII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

         SECTION 8.1. ACCOUNTING AND REPORTS.

         (a) Although the Company shall adopt for tax accounting purposes any accounting method that the Board of Directors shall decide, in its sole discretion, is in the best interests of the Company, it is anticipated that the Company will maintain its books and records on the accrual method of accounting based upon generally accepted accounting principles except as otherwise described in this Agreement. The Company's accounts shall be maintained in U.S. currency.

         (b) After the end of each taxable year (and/or each calendar year), the Company shall furnish to each Shareholder such information regarding the operation of the Company and such Shareholder's Shares as is necessary for Shareholders to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

         (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 8.1(c) is being made, the Company shall furnish to each Shareholder a semi-annual report and an annual report containing the information required by such Act. The Company shall cause financial statements in accordance with generally accepted accounting principles contained in each annual report furnished hereunder to be accompanied by a report of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards. The Company may furnish to each Shareholder such other periodic reports as it deems necessary or appropriate in its discretion.

         SECTION 8.2. [Removed and Reserved].

         SECTION 8.3. VALUATION OF NET ASSETS.

         (a) Except as may be required by the 1940 Act, the Board of Directors shall value or have valued any Securities or other assets and liabilities of each Series as of the close of business on the last business day of each month within 10 business days of the last day of the month (and on any such additional day or days as the Directors in their discretion may determine) in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and that conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records.

         (b) The Company will value interests in Investment Funds not managed by the Direct Allocation Subadvisers at fair value, which ordinarily will be the value determined by the respective Investment Managers in accordance with the policies established by the relevant Investment Fund.

         (c) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section 8.3 shall be conclusive and binding on all of the Shareholders and all parties claiming through or under them.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.1. AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

         (a) Except as otherwise provided in this Section 9.1, this Agreement may be amended, in whole or in part, with: (i) the approval of a majority of the Board of Directors (including the approval of a majority of the Independent Directors, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Shareholders by such vote as is required by the 1940 Act.

         (b) Any amendment that would:

                  (1) increase the obligation of a Shareholder to make any contribution to the capital of the Company;

                  (2) reduce the rights attaching to the Shares held by any person as against the rights attaching to the Shares of the same Series held by any other person; or

                  (3) modify the events causing the dissolution of the Company or any Series;

may be made only if (i) the written consent of each Shareholder adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Shareholder has received written notice of such amendment and (B) any Shareholder objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender all of such person's Shares for repurchase by the Company.

         (c) The power of the Board of Directors to amend this Agreement at any time without the consent of the Shareholders in accordance with paragraph (a) of this Section 9.1 shall specifically include the power to:

                  (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

                  (2) amend this Agreement (other than with respect to the matters set forth in Section 9.1(b) hereof) to effect compliance with any applicable law or regulation, including, but not limited to, the requirements, or to reflect any relaxation of such requirements in the future, of the Bank Holding Company Act of 1956, as amended, or other U.S. banking laws, or any regulations, guidelines or policies or interpretations of the banking regulatory agencies or the staffs thereof, or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

                  (3) amend this Agreement, taking due consideration of the interests of the Shareholders of a whole, to make such changes as may be necessary or advisable to ensure that the Company or any Series maintains its then-current federal tax treatment.

         (d) Any amendment that would modify the provisions of this Section 9.1 (if material) or the Company's indemnification obligations may be made only with the unanimous consent of the Shareholders (or the unanimous consent of the Shareholders of a Series if the amendment is limited to a Series) and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

         (e) The Board of Directors shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 9.1(c) hereof) to each Shareholder, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Shareholder upon request.

         SECTION 9.2. SPECIAL POWER OF ATTORNEY.

         (a) Each Shareholder hereby irrevocably makes, constitutes and appoints the Administrator with full power of substitution, the true and lawful representative and attorney-in-fact of, and in the name, place and stead of, such Shareholder, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

                  (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 9.1 hereof);

                  (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

                  (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

         (b) Each Shareholder is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Shareholder's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Shareholder agrees that, notwithstanding any objection that such Shareholder may assert with respect to such action, the attorney-in-fact appointed hereby is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Shareholder is fully aware that each Shareholder will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Company.

         (c) This power of attorney is a special power of attorney and is coupled with an interest in favor of each of the Directors and as such:

                  (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the Administrator shall have had notice thereof; and

                  (2) shall survive the delivery of a Transfer by a Shareholder of all or portion of such Shareholder's Shares, except that when the transferee thereof has been approved by the Board of Directors for admission to the Company as a substituted Shareholder, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Administrator to execute, acknowledge and file any instrument necessary to effect such substitution.

         SECTION 9.3. NOTICES.

         Notices that may be or are required to be provided under this Agreement shall be made, if to a Shareholder, by regular mail, registered or certified mail return receipt requested, commercial courier service, telecopier (receipt confirmed) or hand delivery, or if to the Board of Directors or the Adviser, by hand delivery, registered or certified mail return receipt requested, commercial courier service, or telecopier (receipt confirmed), and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

         SECTION 9.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall, to the fullest extent permitted by law, be void.

         SECTION 9.5. APPLICABILITY OF 1940 ACT AND FORM N-2.

         The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Shareholders. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

         SECTION 9.6. CHOICE OF LAW; ARBITRATION.

         (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such state.

         (b) TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS OTHERWISE AGREED IN WRITING, EACH SHAREHOLDER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN SHAREHOLDERS OR ONE OR MORE SHAREHOLDERS AND THE COMPANY TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTANDS THAT:

                  (1) ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

                  (2) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

                  (3) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

                  (4) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND A PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED; AND

                  (5) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

         (c) ALL CONTROVERSIES THAT MAY ARISE AMONG SHAREHOLDERS AND ONE OR MORE SHAREHOLDERS AND THE COMPANY CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN NEW YORK CITY IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT, TO THE FULLEST EXTENT PERMITTED BY LAW. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE DETERMINED BEFORE AND IN ACCORDANCE WITH THE RULES THEN OBTAINING OF EITHER THE NEW YORK STOCK EXCHANGE, INC. (THE "NYSE") OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE "NASD"), AS THE SHAREHOLDER OR ENTITY INSTITUTING THE ARBITRATION MAY ELECT. IF THE NYSE OR NASD DOES NOT ACCEPT THE ARBITRATION FOR CONSIDERATION, THE ARBITRATION SHALL BE SUBMITTED TO, AND DETERMINED IN ACCORDANCE WITH THE RULES THEN OBTAINING OF, THE CENTER FOR PUBLIC RESOURCES, INC. IN NEW YORK CITY. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OF THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. ANY NOTICE OF SUCH ARBITRATION OR FOR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT. EACH SHAREHOLDER AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.

         (d) NO SHAREHOLDER SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A SHAREHOLDER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE SHAREHOLDER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

         Notwithstanding any provision of the Agreement to the contrary, this
Section 9.6 of this Agreement shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. ss. 5701 et seq.) (the "Delaware Arbitration Act"). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 9.6 of this Agreement, including any Commercial Arbitration Rules or rules of the American Arbitration Association shall be invalid or unenforceable under the Delaware Uniform Arbitration Act, 10 Del. C. ss. 5701, et seq. (the "Delaware Arbitration Act"), or other applicable law, such invalidity shall not invalidate all of this
Section 9.6 of this Agreement. In that case, this Section 9.6 of this Agreement shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 9.6 of this Agreement shall be construed to omit such invalid or unenforceable provision.

         SECTION 9.7. NOT FOR BENEFIT OF CREDITORS.

         The provisions of this Agreement are intended only for the regulation of relations among past, present and future Shareholders, Directors and the Company. This Agreement is not intended for the benefit of non-Shareholder creditors and no rights are granted to non-Shareholder creditors under this Agreement.

         SECTION 9.8. CONSENTS.

         Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

         SECTION 9.9. MERGER AND CONSOLIDATION.

         (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by section 18-209(b) of the Delaware Act.

         (b) Following the reorganization described in Section 3.1(e) hereof, it is contemplated that Successor Multi-Strategy Series M will merge with and into the Company whereby the Company will be the surviving entity. The merger will be accomplished pursuant to an Agreement and Plan of Reorganization and Merger of the type referenced in Section 3.1(e) hereof. The completion of the merger will be subject to the approval of a majority of the Shareholders associated with Multi-Strategy Series G and the approval of the members of Successor Multi-Strategy Series M.

         (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with section 18-209(b) of the Delaware Act may, to the extent permitted by section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

         SECTION 9.10. PRONOUNS.

         All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

         SECTION 9.11. CONFIDENTIALITY.

         (a) A Shareholder may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Directors.

         (b) Each Shareholder covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Shareholder (collectively, "Confidential Information") without the prior written consent of the Board of Directors, which consent may be withheld in its sole discretion.

         (c) Each Shareholder recognizes that in the event that this Section
9.11 is breached by any Shareholder or any of its principals, partners, shareholders, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, shareholders, directors, officers, employees or agents, irreparable injury may result to the non-breaching Shareholders and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Shareholders and the Company may be entitled, it is the intent of the parties that such Shareholders and the Company shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Shareholder or the Company determines that any of the other Shareholders or any of its principals, partners, shareholders, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, shareholders, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Shareholders agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

         SECTION 9.12. CERTIFICATION OF U.S. OR FOREIGN STATUS.

         Upon admission to the Company and at such other times thereafter as the Board of Directors may request, each Shareholder or transferee of Shares from a Shareholder shall (i) provide an IRS Form W-8BEN, W-8IMY or W-8ECI certifying under penalty perjury that the beneficial owner of the Shares is not a U.S. person or (ii) provide an IRS Form W-9 certifying under penalty or perjury that the beneficial owner of the Shares is a U.S. person, that the beneficial owner's U.S. taxpayer identification number provided is correct and that such beneficial owner is not subject to backup withholding because either (1) such beneficial owner is exempt from backup withholding, (2) such beneficial owner has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (3) the IRS has notified such beneficial owner that it is no longer subject to backup withholding.

         SECTION 9.13. SEVERABILITY.

         If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Shareholder agrees that it is the intention of the Shareholders that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

         SECTION 9.14. FILING OF RETURNS.

         The Board of Directors or its designated agent shall prepare and file, or cause the Administrator or accountants of the Company to prepare and file, a federal income tax return in compliance with section 6012 of the Code, all required federal information returns and any required state and local income tax and information returns for each tax year of the Company.

         SECTION 9.15. [Removed and Reserved].

         SECTION 9.16. [Removed and Reserved].

         SECTION 9.17. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

         EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 9.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 9.11.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Limited Liability Company Agreement of the Company as of the day and year identified in the preamble hereto.

                                      DIRECTORS:


                                      ------------------------------------------
                                      Name:  Charles Hurty


                                      ------------------------------------------
                                      Name:  Steven Krull


                                      ------------------------------------------
                                      Name:  Raymond Nolte


                                      ------------------------------------------
                                      Name:  Joshua Weinreich


                                      SHAREHOLDERS:


                                      [TO BE EXECUTED BY THE ADMINISTRATOR
                                      PURSUANT TO POWER OF ATTORNEY]

                                      ------------------------------------------
                                      Each person who shall sign a Shareholder
                                      Signature Page and who shall be accepted by the Board of Directors to the Company as a Shareholder.

                                   APPENDIX A

                       REPRESENTATIONS REQUIRED OF PERSONS
              SEEKING TO BE ADMITTED TO THE COMPANY AS SHAREHOLDERS
                   (OR MAKING ADDITIONAL PURCHASES OF SHARES)

         The following should be read in conjunction with the subscription materials for the Company, which refer to each person seeking to be admitted to the Company as a Shareholder (or making an additional purchase of Shares in any Series of the Company) as a "Subscriber":

         The Subscriber hereby represents and warrants to, and covenants and agrees with, the Company that Subscriber meets the accreditation standards and eligibility policies as set forth herein.

         "Accredited Investors"

         1. Subscriber is acquiring Shares directly or indirectly for the account of an "accredited investor" meeting one or more of the "asset tests" set forth in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "1933 Act"). (Alternative tests under Regulation D also may be relied upon with respect to selected categories of investors, including employees, officers and directors of affiliates of the Company.) Such accredited investors are referred to in the Offering Memorandum as "Eligible Investors" and include the following:

               o An individual who has an individual net worth or joint net worth with his or her spouse, in excess of $1,000,000. "Net worth" for these purposes means the value of total assets at fair market value, including home, home furnishings and automobiles, less total liabilities; or

               o A corporation, partnership, limited liability company, or similar business trust or tax-exempt organization as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), that (i) has total assets in excess of $5,000,000, and (ii) was neither formed nor is operated for the specific purpose of investing in the Company; or

               o An entity whose equity owners are each "accredited investors" as defined in this section.

         2. An Eligible Investor generally must have a brokerage account with Smith Barney (a division of Citigroup Global Investments Inc.) or another authorized Placement Agent. Existing Shareholders subscribing for additional Shares must be Eligible Investors at the time of the additional subscription.

         Anti-Money Laundering Procedures

         3. In order to comply with applicable anti-money laundering regulations, the Company, the Administrator or the Subscriber's Placement Agent may require a detailed verification of the Subscriber's identity and the source of its subscription proceeds. The Subscriber agrees to promptly provide the Company, the Administrator or the Subscriber's Placement Agent, as applicable, with any requested information and documentation.

         4. If the Subscriber is not investing in the Company on behalf of or for the benefit of, other investors, the Subscriber represent that it is purchasing Shares in the Company for the Subscriber's own account, for investment purposes, and not for subdivision or fractionalization, and is not acting as agent, representative, intermediary or nominee or in any similar capacity for any other person.*

         5. The Subscriber represents that it is not involved in any money laundering schemes, and the source of this investment is not derived from any unlawful or criminal activities. It further represents that this investment is not designed to avoid the reporting and record-keeping requirement of the Bank Secrecy Act of 1970, as amended.

         6. The Subscriber acknowledges that the Company generally prohibits any investment in the Company by or on behalf of a "Prohibited Investor" unless specifically permitted by the Company, in its sole discretion. A "Prohibited Investor" means:

               o any individual or entity whose name appears on the various lists issued and/or maintained by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"), including, but not limited to, the Specially Designated Nationals and Blocked Persons List (also known as the "SDN List"); and

               o any individual or entity who is a citizen or resident of, or located in a country where OFAC sanctions against such country prohibit any investment by such subscriber in the Company.*

               The above lists are available at http://www.ustreas.gov/ofac/. and should be checked by the Subscriber before making the above representations.

         7. If the Subscriber is an intermediary, a fund of funds, or otherwise investing in the Company on behalf of "Underlying Investors", the Subscriber represents and agrees that:

               o the Subscriber properly discloses its relationship with its Underlying Investors as follows: (please attach supplemental pages headed "Underlying Investors" to completed subscription materials as necessary;

               o the representations, warranties and covenants made herein are made by the Subscriber on behalf of itself and its Underlying Investors;

               o the Subscriber has all requisite power and authority from its Underlying Investors to execute and perform the obligations under this section;

----------
* "Person" includes nominee account, beneficial owner, individual, bank, corporation, partnership, limited liability company or any other legal entity.

* The U.S. Federal and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals including specially designated nationals, narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

               o accompanying this subscription is a certificate in a form acceptable to the Company, the Administrator or the Subscriber's Placement Agent in their sole discretion with respect to the due diligence the Subscriber has carried out and will continue to carry out with respect to the identity and background of each Underlying Investor as well as the proceeds invested in the Company by the Underlying Investors;

               o its Underlying Investors are not Prohibited Investors, as defined above;

               o the Subscriber is not otherwise aware of any reasons which should prevent the Company from accepting an investment directly by an Underlying Investor; and

               o the Subscriber agrees to provide such further assurance and certifications regarding itself and/or its Underlying Investors as the Company, the Administrator or the Subscriber's Placement Agent may reasonably require.

         8. To the best of the Subscriber's knowledge, neither it nor any individual or entity controlling, controlled by, or under common control with the Subscriber, or related to, or otherwise associated with, the Subscriber, is a "Prohibited Investor" as defined above.

         9. The Subscriber acknowledges that if, following its investment in the Company, the Company, the Adviser, the Administrator or the Subscriber's Placement Agent reasonably believe that the Subscriber is a Prohibited Investor or has otherwise breached its representations and covenants hereunder as to its identity and the source of its subscription proceeds, the Company may be obligated to freeze the Subscriber's dealings with its Shares, including by refusing additional subscriptions for Shares by the Subscriber or any repurchase requests by the Subscriber and/or segregating the assets represented by the Subscriber's Shares in accordance with applicable regulations, or mandatorily repurchasing the Subscriber's Shares, and the Subscriber will have no claim whatsoever against the Company, the Adviser, the Administrator or the Subscriber's Placement Agent for any form of losses or other damages incurred by it as a result of any of these actions. The Subscriber also acknowledges that the Company, the Adviser, Administrator or the Subscriber's Placement Agent may be required to report such actions and to disclose the Subscriber's identity to OFAC or other regulatory bodies.

         10. The Subscriber is not a "shell bank", and its subscription proceeds do not originate from, and will not be routed through, an account maintained at such a bank. A "shell bank" is a bank that does not have a physical presence in any country and is not an affiliate of a depository institution, credit union or bank that maintains a physical presence in any country and is supervised by a banking authority.

         11. The Subscriber is not a senior non-U.S. government or public official, a member of such a person's immediate family, or any close associate of such a person. If the Subscriber cannot make this representation, the Subscriber must contact the Company, the Administrator or the Subscriber's Placement Agent.

         12. The Subscriber is not a citizen or resident of, or located in, a jurisdiction identified on the Non-Cooperative Countries and Territories list of OECD's Financial Action Task Force ("FATF Non-Cooperative Countries and Territories"), and its subscription proceeds do not originate from, or are not routed through a bank organized or charted under the laws of any

FATF Non-Cooperative Countries and Territories.* If the Subscriber cannot make this representation, the Subscriber must contact the Company or the Administrator.

         13. All information that the Subscriber has provided to the Company, the Administrator or the Subscriber's Placement Agent in relation to the subscription of the Shares, is true and accurate.

         14. The Subscriber represents that all evidence of identity provided to the Company, the Administrator or the Subscriber's Placement Agent is genuine and all related information furnished by it is accurate, and it agrees to provide any further information or documents deemed necessary by the Company, the Administrator or the Subscriber's Placement Agent in their sole discretion to comply with the Company's anti-money laundering policies and related responsibilities from time to time.

         15. The representations, warranties, agreements, undertakings, and acknowledgments made by the Subscriber above and documents submitted in relation hereto are made and submitted with the intent that they will be relied upon by the Company in determining the suitability of the Subscriber as an investor in the Company, and will survive the investment in the Company by the Subscriber. The Subscriber agrees that such representations, warranties, agreements, undertakings and acknowledgments (including representation, warranties, agreements, undertakings and acknowledgements contained in any documents submitted in relation hereto) will be deemed reaffirmed by the Subscriber at any time it makes an additional investment in the Company. In addition, the Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein.


----------

* As of the date hereof, the following countries and territories are on FATF Non-Cooperative Countries and Territories list: Cook Islands, Egypt, Grenada, Guatemala, Indonesia, Myanmar, Nauru, Nigeria, Philippines, St. Vincent and the Grenadines, and Ukraine. Updated information is available at http://www.oecd.org/fatf/NCCT-en.htm.

                                   APPENDIX B

                        FORM OF SEPARATE SERIES AGREEMENT

                  THIS SEPARATE SERIES AGREEMENT, dated as of ___________ __, 200_ (this "Separate Series Agreement"), is entered into by and between ____________________, as a Shareholder of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the "Company") and as a participant in the newly created Series identified below (the "New Series"), and ____________________, as a Shareholder of the Company and as a participant in the New Series. Capitalized terms used herein and not otherwise defined are used as defined in the Limited Liability Company Agreement of the Company, dated and effective as of _________ __, 2002 (as amended from time to time, the "LLC Agreement").

                                    RECITALS

                  WHEREAS, the parties hereto have heretofore formed the Company pursuant to the Delaware Limited Liability Company Act by causing the Certificate to be filed with the office of the Secretary of State of the State of Delaware and by entering into the LLC Agreement;

                  WHEREAS, the Board of Directors has established the New Series and the parties hereto desire to participate in the New Series;

                  WHEREAS, it is intended by the parties hereto that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to the New Series be enforceable against the assets of the New Series only, and not against the assets of the Company generally; and

                  WHEREAS, it is intended by the parties hereto that the debts, liabilities and obligations incurred, contracted for, or otherwise existing with respect to the Company in general or with respect any other Series not be enforceable against the assets of the New Series;

                  NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

                  1. New Series. In accordance with Section 2.12 of the LLC Agreement, _____ and ______ hereby agree to participate in the New Series, which shall be a "Series" for purposes of the LLC Agreement.

                  2. Name of New Series. The name of the New Series created by this Separate Series Agreement shall be _________________________.

                  3. Agreement to Be Bound. Each of _____ and ______, in their capacities as shareholders of the Company participating in the New Series, agree to be bound by the terms and provisions of the LLC Agreement.

                  4. Investment Guidelines. The investment guidelines and other terms applicable to the New Series are set forth on Schedule A hereto.

                  5. Headings. The headings in this Separate Series Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent, or intent of this Separate Series Agreement or any provision hereof.

                  6. Severability. The invalidity or unenforceability of any particular provision of this Separate Series Agreement shall not affect the other provisions hereof, and this Separate Series Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

                  7. Merger. This Separate Series Agreement and the LLC Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

                  8. Counterparts. This Separate Series Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

                  9. Governing Law. This Separate Series Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

                  IN WITNESS WHEREOF, the parties hereto have executed this Separate Series Agreement as of the date first-above stated.

                                         SHAREHOLDERS PARTICIPATING IN
                                         NEW SERIES:

                                         [TO BE EXECUTED BY THE ADMINISTRATOR
                                         PURSUANT TO POWER OF ATTORNEY]

                                                                , as Shareholder
                                         -----------------------

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                                               , as Shareholder
                                         ----------------------

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE A
                     (to form of Separate Series Agreement)

                            Investment Guidelines for
                              [Name of New Series]

                                Table of Contents
                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS


                                   ARTICLE II

                     ORGANIZATION; ADMISSION OF SHAREHOLDERS

SECTION 2.1. FORMATION OF LIMITED LIABILITY COMPANY............................5
SECTION 2.2. NAME..............................................................5
SECTION 2.3. PRINCIPAL AND REGISTERED OFFICE...................................5
SECTION 2.4. DURATION..........................................................5
SECTION 2.5. OBJECTIVE AND BUSINESS OF THE COMPANY.............................6
SECTION 2.6. BOARD OF DIRECTORS................................................6
SECTION 2.7. SHAREHOLDERS......................................................7
SECTION 2.8. [Removed and Reserved]............................................7
SECTION 2.9. [Removed and Reserved]............................................7
SECTION 2.10. BOTH DIRECTORS AND SHAREHOLDERS..................................7
SECTION 2.11. LIMITED LIABILITY................................................7
SECTION 2.12. SERIES...........................................................8

                                   ARTICLE III

                                   MANAGEMENT

SECTION 3.1. MANAGEMENT AND CONTROL............................................9
SECTION 3.2. ACTIONS BY THE BOARD OF DIRECTORS................................10
SECTION 3.3. MEETINGS OF SHAREHOLDERS.........................................10
SECTION 3.4. CUSTODY OF ASSETS OF THE COMPANY.................................11
SECTION 3.5. OTHER ACTIVITIES OF SHAREHOLDERS AND DIRECTORS...................11
SECTION 3.6. DUTY OF CARE.....................................................12
SECTION 3.7. INDEMNIFICATION..................................................12
SECTION 3.8. FEES, EXPENSES AND REIMBURSEMENT.................................14

                                   ARTICLE IV

    TERMINATION OF STATUS OR REMOVAL OF ADVISER AND DIRECTORS; TRANSFERS AND
                                   REPURCHASES

SECTION 4.1. TERMINATION OF STATUS OF THE ADVISER.............................15
SECTION 4.2. TERMINATION OF STATUS OF A DIRECTOR..............................15
SECTION 4.3. REMOVAL OF A DIRECTOR............................................15
SECTION 4.4. TRANSFER OF SHARES...............................................16
SECTION 4.5. REPURCHASE OF SHARES.............................................17

                                    ARTICLE V

                                     CAPITAL

SECTION 5.1. [Removed and Reserved]...........................................19
SECTION 5.2. RIGHTS OF SHAREHOLDERS TO CAPITAL................................19
SECTION 5.3. [Removed and Reserved]...........................................19
SECTION 5.4. [Removed and Reserved]...........................................19
SECTION 5.5. [Removed and Reserved]...........................................20
SECTION 5.6. RESERVES.........................................................20
SECTION 5.7. [Removed and Reserved]...........................................20
SECTION 5.8. [Removed and Reserved]...........................................20
SECTION 5.9. WITHHOLDING......................................................20
SECTION 5.10. [Removed and Reserved]..........................................21

                                   ARTICLE VI

                                     SHARES

SECTION 6.1. [Removed and Reserved]...........................................21
SECTION 6.2. Shares...........................................................21

                                   ARTICLE VII

                           DISSOLUTION AND LIQUIDATION

SECTION 7.1. DISSOLUTION......................................................23
SECTION 7.2. WINDING UP.......................................................24

                                  ARTICLE VIII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

SECTION 8.1. ACCOUNTING AND REPORTS...........................................24
SECTION 8.2. [Removed and Reserved]...........................................25
SECTION 8.3. VALUATION OF NET ASSETS..........................................25

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

SECTION 9.1. AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.................26
SECTION 9.2. SPECIAL POWER OF ATTORNEY........................................27
SECTION 9.3. NOTICES..........................................................28
SECTION 9.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS....................28
SECTION 9.5. APPLICABILITY OF 1940 ACT AND FORM N-2...........................28
SECTION 9.6. CHOICE OF LAW; ARBITRATION.......................................29

SECTION 9.7. NOT FOR BENEFIT OF CREDITORS.....................................30
SECTION 9.8. CONSENTS.........................................................31
SECTION 9.9. MERGER AND CONSOLIDATION.........................................31
SECTION 9.10. PRONOUNS........................................................31
SECTION 9.11. CONFIDENTIALITY.................................................31
SECTION 9.12. CERTIFICATION OF U.S. OR FOREIGN STATUS.........................32
SECTION 9.13. SEVERABILITY....................................................32
SECTION 9.14. FILING OF RETURNS...............................................33
SECTION 9.15. [Removed and Reserved]..........................................33
SECTION 9.16. [Removed and Reserved]..........................................33
SECTION 9.17. COUNTERPARTS....................................................33